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Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-2774727 (I.R.S. Employer Identification No.)
452 Fifth Avenue, New York, NY (212) 525-5600 (Address of principal executive offices)	10018-2706 (Zip Code)

Warren L. Tischler
Senior Vice President
HSBC Bank USA
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

Magellan Health Services, Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-1076937 (I.R.S. Employer Identification No.)
6950 Columbia Gateway Drive Columbia, MD (410) 953-1000 (Address of principal executive offices)	21046 (Zip Code)

9 3/8% Senior Notes due 2007
(Title of Indenture Securities)

General

Item 1. General Information.

    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervisory authority to which it is subject.

      State of New York Banking Department.

      Federal Deposit Insurance Corporation, Washington, D.C.

      Board of Governors of the Federal Reserve System, Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

      Yes.

Item 2. Affiliations with Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

      None

Item 16. List of Exhibits

Exhibit
T1A(i)	(1)	Copy of the Organization Certificate of HSBC Bank USA.
T1A(ii)	(1)	Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.
T1A(iii)		Not applicable.
T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA as adopted on January 20, 1994 as amended on October 23, 1997.
T1A(v)		Not applicable.
T1A(vi)	(2)	Consent of HSBC Bank USA required by Section 321(b) of the Trust Indenture Act of 1939.
T1A(vii)		Copy of the latest report of condition of the trustee (March 31, 2001), published pursuant to law or the requirement of its supervisory or examining authority.
T1A(viii)		Not applicable.
T1A(ix)		Not applicable.

(1)
Exhibits previously filed with the Securities and Exchange Commission with registration No. 022-22429 and incorporated herein by reference thereto.

(2)
Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 5th day of July, 2001.

HSBC BANK USA
By:	/s/ FRANK J. GODINO Frank J. Godino Vice President

Exhibit T1A (vii)

Federal Financial Institutions Examination Council	Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081
Expires March 31, 2000

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business March 31, 2001	(19980930) (RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
/s/ GERALD A. RONNING Signature of Officer Authorized to Sign Report 05/14/01 Date of Signature	/s/ YOUSSEF NASR Director (Trustee) /s/ BERNARD J. KENNEDY Director (Trustee) /s/ SAL H. ALFIERI Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.
For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	0	0	5	8	9

(RCRI 9030)
http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087) (Example: www.examplebank.com)	HSBC Bank USA Legal Title of Bank (TEXT 9010)
Buffalo City (TEXT 9130)
N.Y.	14203

State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

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General
SIGNATURE